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Exhibit 23.2

CONSENT OF BEHRE DOLBEAR & COMPANY (USA)

        As independent geological consultants, we hereby consent to the use of our report (and to all references to our firm, including being named as experts) in the Annual Report on Form 10-K of Uranium Resources, Inc. for the year ended December 31, 2011 and to the incorporation by reference of such report in the Registration Statements on Form S-3 (Registration No. 333-151134 and No.333-174845) and on Form S-8 (Registration Nos. 333-156433 and 333-119661) of Uranium Resources, Inc.

BEHRE DOLBEAR & COMPANY (USA)

Denver, Colorado
March 12, 2012

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  Exhibit 23.2
CONSENT OF BEHRE DOLBEAR & COMPANY (USA)